    As filed with the Securities and Exchange Commission on February 22, 2005

                                                         Registration No. ______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                          UNDER SECURITIES ACT OF 1933

                        THE REYNOLDS AND REYNOLDS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           OHIO                                          31-0421120
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR       (IRS EMPLOYER IDENTIFICATION NUMBER)
                       ORGANIZATION)

                                ONE REYNOLDS WAY
                               DAYTON, OHIO 45430
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        THE REYNOLDS AND REYNOLDS COMPANY
                             2004 REYSHARE PLUS PLAN

                        THE REYNOLDS AND REYNOLDS COMPANY
                       2004 EXECUTIVE STOCK INCENTIVE PLAN

                        THE REYNOLDS AND REYNOLDS COMPANY
                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                            DOUGLAS M. VENTURA, ESQ.
                        THE REYNOLDS AND REYNOLDS COMPANY
                                ONE REYNOLDS WAY
                               DAYTON, OHIO 45430
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (937) 485-2000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               CALCULATION OF FEES

                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED           REGISTERED (1)            SHARE (2)                 PRICE            REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Class A Common Shares,           291,676                 $27.78               $8,102,759               $954.00
no par value


(1) Plus such shares as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended, the offering price per share and, therefore, the registration fee, were based on the average of the high and low trading prices of the registrant's Class A Common Shares as reported on the New York Stock Exchange Composite Index on February 16, 2005.

(3) Includes 93,907 shares for registration under the registrant's 2004 Reyshare Plus Plan, 167, 769 shares for registration under the registrant's 2004 Executive Plan and 30,000 shares for registration under the registrant's Non-Employee Director Stock Compensation Plan.

                                     PART I

         The information specified in Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to
Note 1 to Part I of Form S-8 and under Rule 424 under the Securities Act of 1933, as amended. The information required in the Section 10(a) prospectus is included in the documents being maintained and delivered by The Reynolds and Reynolds Company as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933, as amended.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

1. The registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (filed with the SEC on December 13, 2004);

2. The registrant's Current Reports on Form 8-K filed with the SEC on (a) December 29, 2004; (b) January 4, 2005; (c) January 20, 2005; (d)
         January 27, 2005; and (e) February 17, 2005.

3. The "Description of the Registrant's Securities to be Registered" included in the registrant's Form 8-A/A filed with the SEC on October 20, 1998; and

4. The "Description of the Registrant's Securities to be Registered" included in the registrant's Form 8-A filed with the SEC on April 18, 2001.

         All documents filed by the Registrant pursuant to Sections 13(a),13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         For purposes of this Registration Statement, the Company's General Counsel, Mr. Douglas M. Ventura, has passed on the validity of the shares registered hereunder. Mr. Ventura beneficially owns an aggregate 217,222 shares of our Class A Common Shares (including 145,671 Class A Common Shares as to which he holds options exercisable within 60 days of the date of this Registration Statement), representing less than 0.3% of the Company's outstanding shares of Class A Common Shares.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 1701.13(E) of the Ohio Revised Code, we are permitted to indemnify any of our directors, officers, employees or agents against costs and expenses incurred in connection with any action, suit or proceeding brought against any such person by reason of his/her having served us in such capacity, provided that he/she meets certain "good faith" tests provided by law, and provided further that, with respect to suits brought on behalf of us, he/she is not adjudged to be liable for negligence or misconduct unless the relevant court finds indemnification to be nevertheless appropriate in view of all the circumstances. The statute also provides that in the event an officer or director has been successful on the merits in defense of any such action, suit or proceeding, such officer or director shall be indemnified by us against actual and reasonable expenses in connection therewith.

         Article Ninth of our Amended Articles of Incorporation provides that, as more specifically set forth in our Consolidated Code of Regulations, we may provide to any of our directors, officers, other employees or agents or any person who serves at our request as a director, trustee, other employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the maximum indemnification permitted under Section 1701.13(E) of the Ohio Revised Code, including amendments thereto, or any comparable provisions of any future Ohio statute.

         Paragraph B of Section 1 of Article IX of our Consolidated Code of Regulations provides for indemnification of our directors, officers and employees, and persons who, at our request, act as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred in connection with any action as to which he/she was or is or may be made a party by reason of his/her acting in such capacity, involving a matter as to which it shall be determined, as provided therein, that he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal matter or proceeding, in addition, that he/she had no reasonable cause to believe that his/her conduct was unlawful; provided, however, that in the case of an action by us or on our behalf to procure a judgment in our favor, no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of his/her duty to us unless, and only to the extent that, the Court of Common Pleas or other court where such action was brought shall determine such indemnification to be proper.

         Additionally, we have entered into indemnification agreements with each of our directors. Each agreement indemnifies the director to the fullest extent permitted by law. The agreements cover any and all fees, expenses, judgments, fines, penalties and settlement amounts paid in any matter relating to the director's role as our director, officer, employee, agent or fiduciary or when serving as our representative with respect to another entity. A director would not be entitled to indemnification in connection with a proceeding initiated by that director prior to a "change in control" (as that term is defined in each indemnification agreement) unless the proceeding was authorized or consented to by our board of directors. The indemnification agreements provide for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director's obligation to repay (at our request) those advances if it is determined later that the director is not entitled to indemnification. If it is determined that (1) a director is not entitled to indemnification under applicable law and (2) the director challenges that determination in a court of law, the indemnification agreements provide that, subject to applicable law, the challenging director is entitled to indemnification for, and advancement of, all fees and expenses incurred in any such proceeding.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

EXHIBIT NO.          DESCRIPTION
-----------          -----------
         4           Shareholder Rights Plan incorporated by reference to the
                     Registrant's Form 8-A which filed with the SEC on
                     April 18, 2001.

        5*           Opinion of counsel of Douglas M. Ventura

        23*          Consent of Deloitte & Touche LLP

        24*          Power of Attorney (included on the Signature Page hereof)

* Filed herewith.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of Ohio, on February 18, 2005.

                                   THE REYNOLDS AND REYNOLDS COMPANY



                                   /s/ Douglas M. Ventura
                                   ---------------------------------------------

                                   Executive Vice President, Operations, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Finbarr O'Neill and Douglas M. Ventura, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

/s/ Philip A. Odeen                                                                      February 18, 2005
--------------------------------------------------------------------------------
Philip A. Odeen, Chairman of the Board of Directors

/s/ Finbarr O'Neill                                                                      February 18, 2005
--------------------------------------------------------------------------------
Finbarr O'Neill, Chief Executive Officer, President, and Director

/s/ Dale L. Medford                                                                      February 18, 2005
--------------------------------------------------------------------------------
Dale L. Medford, Chief Administrative Officer, Executive Vice President, Chief
Financial Officer and Director

/s/ Stephanie W. Bergeron                                                                February 18, 2005
--------------------------------------------------------------------------------
Stephanie W. Bergeron, Director

/s/ David E. Fry                                                                         February 18, 2005
--------------------------------------------------------------------------------
David E. Fry, Director

/s/ Richard H. Grant III                                                                 February 18, 2005
--------------------------------------------------------------------------------
Richard H. Grant III, Director

/s/ Ira D. Hall                                                                          February 18, 2005
--------------------------------------------------------------------------------
Ira D. Hall, Director

/s/ Cleve L. Killingsworth, Jr.                                                          February 18, 2005
--------------------------------------------------------------------------------
Cleve L. Killingsworth, Jr., Director

/s/ Eustace W. Mita                                                                      February 18, 2005
--------------------------------------------------------------------------------
Eustace W. Mita, Director

/s/ Renato Zambonini                                                                     February 18, 2005
--------------------------------------------------------------------------------
Renato Zambonini, Director